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                                                                  Exhibit 21.0


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                                     GARDNER DENVER, INC.
                                   SCHEDULE OF SUBSIDIARIES
                                 YEAR ENDED DECEMBER 31, 1998


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                                                                     Name Subsidiary Uses
        Subsidiary Name             Incorporation                     for Doing Business
        ---------------             -------------                    --------------------
Gardner Denver International, Inc.    Delaware                 Gardner Denver International, Inc.

Gardner Denver Export, Inc.           Barbados                 Gardner Denver Export, Inc.

Gardner Denver Holdings Inc.          Delaware                 Gardner Denver Holdings Inc.
                                                               Lamson Corporation

TCM Investments, Inc.                 Oklahoma                 TCM Investments, Inc.

Oy Tamrotor Ab                        Finland                  Oy Tamrotor Ab

Gardner Denver Wittig GmbH            Germany                  Gardner Denver Wittig GmbH

Gardner Denver Oy                     Finland                  Gardner Denver Oy

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